UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 12, 2021
Date of Report (date of earliest event reported)

Phillips 66
(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard
Houston, Texas 77042
(Address of Principal Executive Offices and Zip Code)

(281) 293-6600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 12, 2021. The results of the matters submitted to a vote of the shareholders at the meeting are set forth below. There were 437,865,488 shares outstanding and entitled to vote as of the record date for the meeting.

1. The two nominated directors were each elected to serve a three-year term.

	Voted For	Voted Against	Abstentions	Broker Non-Votes
Julie L. Bushman	287,807,757	23,800,591	4,231,868	59,807,205
Lisa A. Davis	284,900,845	29,469,088	1,470,283	59,807,205

2. The proposal to amend the Company's Certificate of Incorporation to eliminate the classified structure of the Board of Directors and allow for annual elections of all directors did not receive the requisite 80% of shares outstanding vote and was not approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
312,260,875	2,284,321	1,295,020	59,807,205

3. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was approved.

Voted For	Voted Against	Abstentions
372,469,945	2,317,024	860,452

4. The advisory approval of the compensation of our named executive officers was not approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
157,625,225	155,589,608	2,625,383	59,807,205

5. The shareholder proposal requesting the Company set and report on greenhouse gas emissions targets was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
250,693,810	61,569,912	3,576,494	59,807,205

6. The shareholder proposal requesting the Company issue a report on climate lobbying was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
195,837,321	117,573,625	2,429,270	59,807,205

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: May 13, 2021	By:	/s/ Paula A. Johnson
Paula A. Johnson Executive Vice President